SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 29, 2008:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Fund

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund

GMO Alternative Asset SPC Fund	GMO Alternative Asset Opportunity Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund	JP Morgan Chase Bank
GMO Currency Hedged International Bond Fund	Teachers' Retirement System of The City Of New York

GMO Currency Hedged International Equity Fund	JP Morgan Chase Bank

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Fund
GMO Domestic Bond Fund	Teachers' Retirement System of The City Of New York

GMO Emerging Markets Opportunity Fund	Evergreen Asset Allocation Fund

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Growth Fund	Berks County Retirement Fund

GMO Inflation Indexed Plus Bond Fund	The Northern Trust Company, Trustee of The Aerospace Corporation Employees
GMO Inflation Indexed Plus Bond Fund	Mayo Foundation Retirement Trust

GMO International Core Equity Fund	Evergreen Asset Allocation Fund

GMO International Small Companies Fund	New Zealand Superannuation Fund

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Share Fund	Cormorant Fund

GMO Short Duration Collateral Fund	GMO Strategic Fixed Income Fund

GMO Short-Duration Investment Fund	GMO Global Balanced Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Special Situation Fund	Evergreen Asset Allocation Fund
GMO Special Situation Fund	GMO Global Balanced Asset Allocation Fund

GMO SPV I, LLC	GMO Alpha Libor Fund

GMO Strategic Fixed Income Fund	Evergreen Asset Allocation Fund

GMO Taiwan Fund	Pension Reserves Investment Trust
GMO Taiwan Fund	State of Connecticut Retirement

GMO Tax-Managed U.S. Equity Fund	Northern Trust Co. FBO Edgar M Bronfman
GMO Tax-Managed U.S. Equity Fund	Strafe and Co FAO MJH Investment LTD

GMO Tobacco Free Core Fund	Council For World Mission

GMO US Core Equity Allocation Fund	The Board of Trustees of the University of Illinois

GMO U.S. Intrinsic Value Fund	Hopke Partnership
GMO U.S. Intrinsic Value Fund	Sei Private Trust Company FBO New Balancce Fund

GMO U.S. Small/Mid Cap Value	Maine State Retirement System
GMO U.S. Small/Mid Cap Value	Union Bank & Trust Nominee FBO SD Transit Corp

GMO U.S. Growth Fund	Northern Trust Co. FBO Colorado PERA 401K

GMO World Opportunity Overlay Fund	GMO Strategic Fiexed Income Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period August 31, 2007 through February 29, 2008:

Fund	Shareholder

GMO Currency Hedged International Equity Fund	GMO World Opportunities Equity Fund
GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO Global Bond Fund	Mars Pension Trustees
GMO Global Growth Fund	Theresa Stone Pan Charitable Remainder Unitrust
GMO Global Growth Fund	Lockbox One LLC
GMO Inflation Indexed Plus Bond Fund	Evergreen Asset Allocation Fund
GMO Short Duration Collateral Fund	GMO Inflation Index Plus Bond Fund
GMO Tax-Managed Small/Mid Cap Companies Fund	CAMASS Investment
GMO U.S. Intrinsic Value Fund	Saturn & Co C/O Investors Bank & Trust
GMO U.S. Small/Mid Cap Growth Fund	Basellandschaftliche Pensionskasse
GMO U.S. Value Fund	Polk Brothers Foundation
GMO U.S. Value Fund	Wachovia Bank
GMO World Opportunity Overlay Fund	GMO Inflation Indexed Plus Bond Fund